Exhibit 4.15

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of March 14, 2008 by and among SolarWinds, Inc., a Delaware corporation (the “Company”), and the persons listed on the signature pages hereto under the heading “Buyers” (the “Buyers”).

RECITALS

WHEREAS, the Company desires to sell 725,556 shares of Common Stock, par value $0.001 per share, and 725,556 shares of Convertible Preferred Stock, par value $0.001 per share (collectively, the “Shares”); and

WHEREAS, the Buyers desire to purchase from the Company the number of Shares as set forth opposite each Buyer’s name on Schedule A (the “Sale”).

AGREEMENT

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Agreement to Sell and Purchase.

1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined below), the Company agrees to sell to the Buyers, and each Buyer hereby agrees to purchase, severally and not jointly, from the Company, that number of Shares set forth opposite such Buyer’s name on Schedule A, at an aggregate purchase price for each Buyer set forth opposite such Buyer’s name on Schedule A (the “Purchase Price”).

1.2 Closing. The closing on the purchase and sale of the Shares (the “Closing”) shall take place at 10:00 a.m. Eastern Time on March 14, 2008, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, or at such other time or on such other date as shall be agreed upon in writing among the Company and the Buyers purchasing a majority of the Shares to be issued and sold hereunder.

1.3 Payments and Deliveries at Closing. At the Closing,

(a) Each Buyer shall pay the Purchase Price by wire transfer of immediately available funds made payable to the order of the Company; and

(b) The Company shall deliver duly issued stock certificates in the name of the Buyers representing the Shares.

2. Representations and Warranties of the Buyers. Each Buyer hereby represents and warrants, on a several but not joint basis, to the Company that:

2.1 Such Buyer has full power, authority and legal capacity, as applicable, to execute, deliver and perform this Agreement and to consummate the Sale.

2.2 Neither the execution and delivery by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby, nor the performance by such Buyer of this Agreement in compliance with the terms and conditions hereof, will (a) violate, conflict with or result in any breach of any agreement, charter document, bylaw, judgment, decree, order, statute or regulation applicable to such Buyer; or (b) require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any person or entity. Such Buyer’s purchase of the shares in the Sale has been duly authorized with all corporate or other organizational action or as otherwise necessary and is in full compliance with its investment policies and regulatory status

2.3 Such Buyer is a sophisticated investor and has sufficient knowledge and experience in investing in securities to properly evaluate the merits of the Sale. Such Buyer has independently, and without reliance upon the Company or any stockholder of the Company, and based on such information as it has deemed appropriate, made its own analysis and decision to buy Shares in the Sale pursuant to the terms hereof. Such Buyer acknowledges that the Company and/or any stockholder of the Company may be in possession of material non-public information not known to Buyer, including, without limitation, information received from the Company on a confidential basis (the “Omitted Information”). In each case except with respect to matters relating to the Company’s representations and warranties in Section 3 hereof, such Buyer agrees that the Company shall not be obligated to disclose any Omitted Information or have any liability to such Buyer with respect to any such non-disclosure. In each case except with respect to matters relating to the Company’s representations and warranties in Section 3 hereof, such Buyer hereby (x) waives and irrevocably releases solely with respect to Shares purchased in the Sale any and all claims and causes of action now or hereafter arising against the Company and any stockholder of the Company based upon or relating to such non-disclosure and (y) further covenants not to sue the Company or any of their respective directors, officers, employees, agents, affiliates or stockholders for any loss, damage or liability arising from or relating to its purchase of shares in the Sale. Such Buyer understands and agrees that the consideration it pays for any of its shares in the Sale may differ both in kind and in amount from any distributions that may in the future be made in respect any such Shares, and that such distributions may consist solely of securities. Without in any way limiting the foregoing, such Buyer knows, understands and acknowledges that the Company is currently contemplating the consummation of an initial public offering of equity securities of the Company (the “IPO”) that may be consummated shortly after the consummation of the Sale or at such other time determined by the Company. Such Buyer understands, acknowledges and willfully agrees to purchase the Shares in the Sale at the purchase price contemplated hereby with the full and complete understanding that the purchase price per share pursuant to the IPO, as well as the price at which shares of stock in the Company may publicly trade after the IPO (if such IPO occurs), may be lower than the purchase price per Share contemplated hereunder. It is hereby expressly understood and agreed by such Buyer that the Company makes no representation or warranty whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, status or affairs of the Company, or with respect to the value of any of the shares being sold hereunder. The Company is expressly relying on this representation in engaging in the Sale and would not engage in the Sale in the absence of this representation.

2.4 Such Buyer understands that such Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and that such Shares are characterized as “restricted securities” under federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

2

3. Representations and Warranties of the Company. The Company represents and warrants to the Buyers:

3.1 The Company has full power and authority to execute, deliver and perform this Agreement and to consummate the Sale.

3.2 Subject to the payment of the applicable Purchase Price in accordance herewith, upon their issuance, the Shares will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any liens, claims, encumbrances, options, pledges, restrictions on transfer (other than any restrictions on transfer under state and/or federal securities laws and restrictions under any agreement between the Buyers, the Company and/or any shareholders of the Company) and security interests (“Liens”) whatsoever. No Person has preemptive rights with respect to such Shares, except for such rights as have been duly waived with respect to the transactions contemplated hereby.

3.3 Neither the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, nor the performance by the Company of this Agreement in compliance with the terms and conditions hereof, will (a) violate, conflict with or result in any breach of any agreement, charter document, bylaw, judgment, decree, order, statute or regulation applicable to the Company; (b) require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any person or entity; or (c) result in the creation of any Lien upon the Shares.

4. Closing Conditions.

4.1 Conditions to the Obligations at Closing. The obligations of the parties hereto under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the parties hereto (any or all of which may be waived in whole or in part by the parties hereto in accordance herein):

(a) No Injunction. On the date of the Closing, there shall not be in effect any law or order issued by a court of competent jurisdiction, restraining or prohibiting consummation of the transactions contemplated by this Agreement.

(b) Representations and Warranties. The representations and warranties of each of the parties hereto shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

(c) Deliveries. Each of the parties hereto shall have made the deliveries contemplated by Section 1.3, as applicable.

(d) Transaction Documents. The Action by Written Consent of the Stockholders of the Company in the form attached hereto as Exhibit A shall have been duly and fully executed.

(e) Performance. Each party hereto shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by such party at or prior to the Closing.

3

5. Indemnification. Each Buyer, without limitation as to time, assumes, on a several but not joint basis, liability for and agrees to indemnify, defend and hold harmless the Company and its officers, directors, stockholders, partners, employees, agents and affiliates (collectively, “Indemnified Persons”) from and against, all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred in connection with (i) any claims made by any of the Sellers (as defined in the Repurchase Agreement, as defined below) against the Company that the Company failed to provide any Excluded Information (as defined in the Repurchase Agreement) to the Sellers and (ii) any claims made by any of the Sellers arising out of or related to any statements or information made, furnished or omitted by any Buyer to any Seller in connection with the transactions contemplated by the Repurchase Agreement. The several but not joint obligations of each Buyer to the Company under this Section 5 will be separate and distinct obligations and will survive any transfer of securities by the Buyer and the expiration or termination of this Agreement. The Company shall give prompt notice to the Buyers of the commencement of any proceeding by the Sellers in respect of which indemnity may be sought, and shall consult with the Buyers as may be reasonably requested during the time any such proceeding has commenced and prior to settling any claim in respect of which indemnity may be sought. The term “Repurchase Agreement” shall mean that certain Stock Purchase Agreement dated as of March 14, 2008 by and among the Company and GoldenTree High Yield Value Master Fund, GoldenTree Capital Solutions Fund, GoldenTree Master Fund, Ltd., GoldenTree Master Fund II, Ltd., GoldenTree Multistrategy Financing, Ltd., GoldenTree Capital Solutions Offshore Fund and GoldenTree Credit Opportunities Financing I, Ltd.

6. Miscellaneous.

6.1 Undertaking. The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

6.2 Expenses. Each party hereto shall pay all costs and expenses that such party incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

6.3 Notice. All notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered (i) in person; (ii) by registered or certified mail, postage prepaid, return receipt requested; (iii) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee; or (iv) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. Notices are deemed delivered when actually delivered to the address for notices. Notices must be given to the parties at the address set forth on Schedule A, although any party may furnish, from time to time, other addresses for notices to it.

6.4 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except expressly as provided in this Agreement.

6.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles.

4

6.6 Facsimile and Counterparts. This Agreement may be executed by facsimile in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

6.7 Severability. The invalidity or unenforceability of any provision in this Agreement shall not in any way affect the validity or enforceability of any other provision, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

6.8 Amendments, Waivers and Consents. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Buyers and the Company.

6.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.10 Entire Agreement. This Agreement and all schedules and exhibits hereto, as well as agreements and other documents referred to in this Agreement, constitute the entire agreement between the parties with regard to the subject matter hereof and thereof. This Agreement supersedes all previous agreements (whether written or oral), between the parties.

[SIGNATURE PAGE FOLLOWS]

5

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

COMPANY

SOLARWINDS, INC.

By:	/s/ MICHAEL S. BENNETT
Michael S. Bennett, President and CEO

BUYERS:

AUSTIN VENTURES IX, LP

By:	AV Partners IX, L.P.,
its General Partner

By:	/s/ JOHN THORNTON
Name:	John Thornton
Title:	General Partner

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

BUYERS:

BAIN CAPITAL VENTURE INTEGRAL INVESTORS, LLC

By:	Bain Capital Venture Investors, LLC,
as Administrative Member

By:	/s/ J. BENJAMIN NYE
Name:	J. Benjamin Nye
Title:	Authorized Person

BCV CO-INVEST SW, LP

By:

By:	/s/ J. BENJAMIN NYE
Name:	J. Benjamin Nye
Title:	Attorney-in-Fact

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

BUYERS:

INSIGHT VENTURE PARTNERS V, L.P.

By:	Insight Venture Associates V, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.

By:	Insight Venture Associates V, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS V (EMPLOYEE CO-INVESTORS), L.P.

By:	Insight Venture Associates V, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS V COINVESTMENT FUND, L.P.

By:	Insight Venture Associates V, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

BUYERS:

INSIGHT VENTURE PARTNERS IV, L.P.

By:	Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS IV (FUND B), L.P.

By:	Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.

By:	Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.

By:	Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

BUYERS:

MARTIN FAMILY REVOCABLE LIVING TRUST

By:	/s/ BOB L. MARTIN
Name:	Bob L. Martin
Title:	Trustee

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

BUYERS:

SOLARWINDS MANAGEMENT, LLC

By:	/s/ DON YONCE
Name:	Donald C. Yonce
Title:	Managing Member

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SCHEDULE A

NOTE: All share numbers contained herein reflect the 3 for 1 forward stock split effected by the Company on January 18, 2008.

BUYERS:

Buyer	Common Stock Purchased	Convertible Preferred Stock Purchased	Price
Insight Venture Partners IV, LP c/o Insight Venture Partners 680 5th Ave. 8th Floor New York, NY 10019 Attn: Blair Flicker	22,985	22,985	$432,118.00
Insight Venture Partners IV (Fund B), LP c/o Insight Venture Partners 680 5th Ave. 8th Floor New York, NY 10019 Attn: Blair Flicker	183	183	$3,440.40
Insight Venture Partners (Cayman) IV, LP c/o Insight Venture Partners 680 5th Ave. 8th Floor New York, NY 10019 Attn: Blair Flicker	3,073	3,073	$57,772.40
Insight Venture Partners IV (Co-Investors), LP c/o Insight Venture Partners 680 5th Ave. 8th Floor New York, NY 10019 Attn: Blair Flicker	2,833	2,833	$53,260.40
Insight Venture Partners V, L.P. c/o Insight Venture Partners 680 5th Ave. 8th Floor New York, NY 10019 Attn: Blair Flicker	88,545	88,545	$1,664,646.00
Insight Venture Partners V Coinvestment Fund, L.P. c/o Insight Venture Partners 680 5th Ave. 8th Floor New York, NY 10019 Attn: Blair Flicker	89,779	89,779	$1,687,845.20

Buyer	Common Stock Purchased	Convertible Preferred Stock Purchased	Price
Insight Venture Partners (Cayman) V, LP c/o Insight Venture Partners 680 5th Ave. 8th Floor New York, NY 10019 Attn: Blair Flicker	26,810	26,810	$504,028.00
Insight Venture Partners V (Employee Co-Investors), LP c/o Insight Venture Partners 680 5th Ave. 8th Floor New York, NY 10019 Attn: Blair Flicker	5,207	5,207	$97,891.60
Austin Ventures IX, LP 300 West 6th Street Austin, TX Attn: Kenneth P. DeAngelis	26,124	26,124	$491,131.20
Bain Capital Venture Integral Investors, LLC 111 Huntington Ave. Boston, MA 02199 Attn: Benjamin Nye	193,241	193,241	$3,632,930.80
BCV Co-Invest SW, LP 111 Huntington Ave. Boston, MA 02199 Attn: Benjamin Nye	46,173	46,173	$868,052.40
Martin Family Revocable Living Trust ___________ ___________ Attn: Bob L. Martin	5,130	5,130	$96,444
SolarWinds Management, LLC 5900 Baywater Drive #403 Plano, TX 75093 Attn: Donald Yonce	215,473	215,473	$4,050,892.40

TOTALS:	725,556	725,556	$13,640,452.80